UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 27, 2015

Resort Savers, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	333-187437	46-1993448
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

Room 1309 Wanjun Jingmao Building
No. 21 Baoxing Road
Boa An Central, Shenzen, China 518133
 (Address of principal executive offices)

Registrant’s Telephone Number, including area code:  0086-0755-23106825

_________________________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement
Item 2.01 Completion of Acquisition or Disposition of Assets

On August 27, 2015, the Company’s wholly-owned subsidiary, Xing Rui International Investment Holding Group, Ltd., by and through a newly formed a Peoples Republic of China corporation subsidiary Hua Xin Chang Rong (Shenzhen) Technology Service Company Limited (“Hua Xin Chang”), completed a purchase of sixty percent (60%) of the shares of Shenzhen Amuli Industrial Development Company Ltd. a Peoples Republic of China corporation (“Amuli”) from Xu Xiao Yun, for 3,000,000 shares of Resort Savers’ common stock.  The purchase price is valued $2,400,000 (RMB15,000,000).  The shares of Amuli were sold in a private transaction, and the shares of the Company will be issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933.

The transaction will close upon the issuance of the shares of the Company’s common stock and the transfer of the shares of Amuli to Hua Xin Chang.

There is no material relationship between the registrant or its affiliates and any of the parties, other than in respect of the material definitive agreement or amendments thereto.

Item 9.01 Financial Statements and Exhibits

Financial statements required by this item will be filed by amendment not later than 71 calendar days after the date this Form is filed.

Other Exhibits

The following exhibits are filed with this Form 8-K.

NUMBER                          EXHIBIT
10.1	Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2015

Resort Savers, Inc.

/s/ Zhou Gui Bin
By: Zhou Gui Bin
President, CEO